Exhibit 10.1

RULES OF THE 2006 EMPLOYEE SHARE OPTION SCHEME

1.             DEFINITIONS AND INTERPRETATION

1.1           In these Rules:

“Adoption Date” means 25 January 2006;

“Allotment Date” means, in respect of any Grantee and any exercise by such Grantee of the Option granted to him, the date on which Shares are allotted to him pursuant to such exercise;

“Articles” means the articles of association of the Company;

“Auditors” means the auditors for the time being of the Company;

“Board” means the board of directors of the Company as from time to time constituted;

“CEO” means the Chief Executive Officer of the Company from time to time;

“Cessation Date” means the date on which a notice is given by or to a Grantee to terminate his employment with the Group;

“Committee” means the compensation committee established under the Board as from time to time constituted, consisting of three Founder Directors (as defined under the Articles), two Series A Directors (as defined under the Articles), and the Series B Director (as defined under the Articles);

“Company” means Qihoo Technology Company Limited (registered in the Cayman Islands);

“Date of Grant” means in respect of any Option, the date on which the Option is granted in accordance with clause 3.2;

“Employee” means any employee, officer and director of or consultant to any member within the Group;

“Exercise Price” means the price per Share at which a Grantee may subscribe for Shares on the exercise of an Option in accordance with clause 4 (and any additional amount payable in accordance with clause 13);

“Exit” means (i) a Listing, (ii) a sale of all or substantially all of the issued share capital of the Company, (iii) a sale by the Company of all or substantially all of its assets, (iv) the passing of an effective resolution or the making of an order of a competent court for the winding up of the Company;

“Fully Diluted Capital” means the share capital of the Company computed on an As Converted Basis, and on a basis deeming all Options and any other subsisting options granted by the Company to subscribe for any shares (of whatever class) or other instrument convertible into shares, to have been exercised (and, if appropriate, subsequently converted) in full;

“Grantee” means any Employee to whom an Option is granted in accordance with the terms of this Scheme;

“Group” means the Company and its Subsidiaries;

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

“Listing” means the admission of all or any of the share capital of the Company or any holding company incorporated for such purpose to trading on a recognized stock exchange;

“Nominee” means such person as designated by the Company to hold the Shares issued and allotted as a result of the exercise of any Options granted in accordance with the Scheme;

“Notice of Grant” means a notice issued by the CEO in accordance with clause 3.2;

“Option” means an option to subscribe for Shares granted pursuant to this Scheme;

“Performance Criteria” means any target or targets or condition or conditions specified in the Notice of Grant of an Option upon which the exercise of the Option shall be conditional (in whole or in part);

“Reorganisation” has the meaning set out in clause 8.1;

“Rules” means the rules of the Scheme;

“Scheme” means this Share Option Scheme as from time to time in force;

“Shares” means ordinary shares of US$0.001 each of the Company (or any other denomination or renominated value of share created from the sub-division, consolidation, reclassification or reorganisation thereof;

“Subsidiary” means, at the relevant date of determination, any companies of which actual or de facto control is held, directly or indirectly, by the Company by way of equity ownership or contractual arrangements or otherwise.  Unless otherwise qualified, or the context otherwise requires, all references to a “Subsidiary” or to “Subsidiaries” in these Rules shall refer to a Subsidiary or Subsidiaries of the Company;

“To grant Options” means that the Company notifies an employee that he is entitled to vest a certain number of Options pursuant to this Scheme;

“To vest Options” means, in such event that a certain number of Options have been granted to an employee, after each date set out in Clause 5.1 respectively or such other date as the CEO of the Company shall determine and so notify the Grantee in writing, corresponding number of Options are held by the Nominee on behalf of the Employee and all the Employee shall have the right to all the monetary benefits deriving therefrom when the Employee exercises the Options;

“US$” means United Stated dollars, the lawful currency of the United States of America.

1.2           Headings are used in these Rules for convenience only and shall not affect their construction or interpretation.

1.3           In these Rules, references to schedules are to schedules to these Rules and references to clauses are to clauses herein and, unless otherwise specified, references to paragraphs are to paragraphs of the clause in which such reference appears and references to annexures are to annexures hereto.

1.4           In these Rules, reference to a person includes any legal or natural person, partnership, trust, company, government or local authority department or other body (whether corporate or unincorporate).

1.5           In these Rules, unless the context does not so admit, reference to the singular includes a reference to the plural and vice versa and reference to the masculine includes a reference to the feminine and neuter.

1.6           These Rules shall be governed by and construed in accordance with the law of Hong Kong and the Company and each Grantee submits to the exclusive jurisdiction of the courts of Hong Kong.

2.             ADMINISTRATION

2.1           This Scheme shall, upon approval of the Committee, be subject to the administration of the chief executive officer of the Company whose decision as to all matters arising in relation to this Scheme or its interpretation or effect shall (save as otherwise provided herein) be final and binding on all parties.

2.2           Subject to clause 12, this Scheme shall be valid and effective for a period of ten (10) years commencing on the Adoption Date, after which period no further Options may be granted but these Rules shall remain in force to the extent necessary to give effect to the exercise of any Options granted prior thereto or otherwise as may be required in accordance with the provisions of this Scheme.

3.             GRANT OF OPTIONS

3.1           The CEO of the Company may at his absolute discretion grant to any Employee an option to subscribe for such number of Shares as he shall determine on the terms of this Scheme.

3.2           An Option shall be granted to an Employee by delivery of a notice in writing in such form as the CEO may from time to time determine specifying the number of Shares and any other terms and conditions (including, without limitation, any Performance Criteria upon which the exercise of the Option shall be conditional) on which it is granted.  All Options shall be granted and vested on the terms of these Rules.

3.3           Any Grantee to whom a Notice of Grant is delivered may, by notice in writing to the Company given within 30 days after the relevant Date of Grant, renounce his rights thereto, in which event such Option shall be deemed for all purposes not to have been granted.

4.             EXERCISE PRICE

The Exercise Price in respect of any Option shall be fixed by reference to the date upon which the Option (or the relevant part thereof) is granted, and subject to any adjustments made pursuant to clause 8, shall be, at the election of the CEO, (i) the latest valuation price per share certified by the Auditors prior to the date of grant of the relevant Option

(or relevant part thereof); or (ii) the latest price per share at which the Company has issued any shares prior to the date of grant of the relevant Option (or relevant part thereof), unless the CEO otherwise determines and so notifies the Grantee in writing.

5.             VESTING AND LAPSE OF OPTIONS

5.1           Each Option to be granted under this Scheme shall (unless the CEO shall otherwise determine and so notify the Grantee in writing) vest in the Grantee as follows:

5.1.1        as to 25 per cent of the aggregate number of Shares the subject of the Option, the date ending 12 months after the Date of Grant;

5.1.2        as to 25 per cent of the aggregate number of Shares the subject of the Option, the date ending 24 months after the Date of Grant;

5.1.3        as to 25 per cent of the aggregate number of Shares the subject of the Option, the date ending 36 months after the Date of Grant;

5.1.4        as to 25 per cent of the aggregate number of Shares the subject of the Option, the date ending 48 months after the Date of Grant.

5.2           In the event that any Grantee ceases to be an Employee for any reason prior to an Exit, then (i) the portion of the Option which has become vested and has not yet been exercised prior to his Cessation Date (the “Vested Portion”); and (ii) the portion of the Option which has not become vested on the Cessation Date (the “Unvested Portion”), shall automatically lapse and expire and such Grantee shall have no claim whatsoever in respect of the Options.

6.             EXERCISE OF OPTIONS

6.1           An Option shall be personal to the Grantee and shall not be assignable, unless the CEO shall otherwise agree in writing.  No Grantee shall in any way sell, transfer, charge, mortgage, encumber or create any interest (legal or beneficial) in favour of any third party over or in relation to any Option other than in accordance with the prior written approval of the CEO.  No person other than the named Grantee thereof may exercise any Option, unless the CEO shall otherwise agree in writing.  Any breach of this clause by a Grantee shall render the Option void and it shall automatically lapse.

6.2           No Grantee shall be entitled to any rights, interest or benefits attached to the Shares issued pursuant to this Scheme unless and until the Option in respect of such Shares has been vested on him and exercised in accordance with the terms of this Scheme.

6.3           An Option shall not be exercisable on any date unless such Performance Criteria as specified in the Notice of Grant are satisfied and to the extent that the Option has Vested; PROVIDED that notwithstanding anything else in these Scheme where events happen which cause the CEO reasonably to consider that any Performance Criteria subject to which any Option has been granted no longer represents a fair measure of performance or any Vesting conditions are no longer appropriate, the CEO may vary the conditions or criteria to the extent that it considers appropriate

6.4           Subject as provided in clause 6.5, an Option which has vested shall be exercisable in whole or in part by the Grantee by giving notice in writing to the Company stating that the Option is thereby exercised and the number of Shares in respect of which it is so exercised.  Any such notice must be accompanied by a remittance for the full amount of the Exercise Price for the Shares in respect of which the notice is given.

6.5           Notwithstanding any other provision of these Rules or any Notice of Grant or the terms on which any Option is granted, no Option may be exercised prior to the occurrence of an Exit, unless the CEO shall otherwise agree and so notify the Grantee separately in writing.

6.6           In the event that an Exit is proposed:

6.6.1        the Company shall use all reasonable endeavours (to the extent permitted by law) to notify all holders of outstanding Options irrespective of whether Options granted and vested on him have been exercised or not) in advance of the Exit;

6.6.2        If the Grantee elects to exercise any Option following such notice, then:

(a)     such exercise shall be conditional upon the Exit becoming unconditionally effective; and

(b)     the Grantee shall be deemed to have authorized the Nominee to take such actions and execute such documents on behalf of each Grantee for the purposes of effecting such Exit; and (ii) the exercise shall be deemed to include on behalf of the Grantee (irrespective of whether Options granted and vested on him have been exercised or not) an undertaking to do all things within his power (including, without limitation, by exercising all voting and other rights attaching to the Shares to be subscribed by him pursuant to such exercise) to facilitate the effective conclusion of the Exit, and (if so required by the Company) to execute a power of attorney authorizing one or more directors of the Company to do such things and exercise such rights on his behalf.

6.7           The Company shall (if any exercising Grantee so requests) permit the payment of the Exercise Price to be satisfied by an appropriate assignment, transfer, direction or authorisation in such form as the CEO may reasonably require, having the effect that cash proceeds of the Exit otherwise receivable by the Grantee equal to the amount of the Exercise Price shall be payable to the Company

6.8           Subject always to Clause 6.9, any Option not exercised in accordance with Clause 6.6 shall remain exercisable following an Exit unless the Company shall otherwise require and so notify the Grantee separately in writing, provided always that:

6.8.1        if the Grantee ceases to be an Employee for any of the following reasons after an Exit:

(a)     his voluntary resignation prior to the second anniversary of the date on which he is first granted an Option pursuant to this Scheme;

(b)     his failure, during the course of his employment, to devote the whole of his time and attention to the business of the Group or to use his best endeavours to develop the business and interests of the Group;

(c)     being concerned during the course of his employment (without the prior written consent of the Company) with any (competitive or other) business other than that of the Group; and/or

(d)     any breach by him of his contract of employment or any other obligation to the Group,

then all Vested Portion and Unvested Portion shall automatically lapse and expire.

6.8.2        If any Grantee ceases to be an Employee for any reason other than those referred to in clause 6.8.1 after an Exit, then (i) any Unvested Portion shall automatically lapse and expire; and (ii) any Vested Portion shall be and continue to be exercisable within thirty (30) days after the Cessation Date, whereupon the Vested Portion shall automatically lapse and expire to the extent not then exercised.

6.9           Notwithstanding any other provision of these Rules or any Notice of Grant or the terms on which any Option is granted or vested, any Shares allotted in accordance with this Scheme will, in all cases, be held by the Nominee or Nominees, unless the CEO shall otherwise agree in writing, and all rights (including without limitation, the voting rights and the right to receive share certificates) attached to such Shares will belong to and be exercised by the Nominee(s) at its sole and absolute discretion, except that the Grantee shall have the right to all the monetary benefits (“Monetary Benefits”) deriving from the Shares when the such Shares are disposed of in accordance with this Scheme.

6.10         Shares to be allotted upon the exercise of an Option will be subject to the provisions of the Articles and will rank pari passu in all respects with the existing fully paid Shares in issue on the relevant Allotment Date, and will entitle the holders thereof to participate in all dividends or other distributions paid or made on or after the Allotment Date.

7.             MAXIMUM NUMBER OF OPTIONS AVAILABLE

7.1           The maximum number of Shares in respect of which Options may be granted at any time under this Scheme will be such number of shares as the Committee may approve from time to time.  Such maximum number shall include the number of Shares which would be issued upon the exercise of all outstanding Options by the Grantees (to the extent not already exercised) together with the number of Shares which have already been issued pursuant to the earlier exercise of any Option.

7.2           The maximum numbers of Shares referred to in clause 7.1 will be adjusted, in such manner as the Auditors shall certify in writing to the CEO to be in their opinion fair and reasonable in accordance with clause 8, in the event of any Reorganisation.

8.             REORGANISATION OF CAPITAL STRUCTURE

8.1           In the event of any alteration in the capital structure of the Company whilst any Option remains exercisable, arising from capitalization of profits or reserves, consolidation, subdivision or reduction of the share capital of the Company (a “Reorganisation”), such corresponding adjustments (if any) shall be made in:

8.1.1        the number or nominal amount of Shares, the subject matter of the Option (insofar as it is unexercised); and/or

8.1.2        the Exercise Price,

as the Auditors shall, at the request of the Company or any Grantee, certify in writing to be in their opinion fair and reasonable, provided that:

8.1.3        any such adjustments shall be made on the basis that the aggregate amount payable by a Grantee on the full exercise of any Option shall remain as nearly as possible the same (but shall not be greater than) it was before such event;

8.1.4        no such adjustments shall be made the effect of which would be to enable a Share to be issued at less than its nominal value;

8.1.5        no such adjustments shall be made the effect of which would be to increase the proportion of the Fully Diluted Capital subscribed on exercise of an Option above that for which any Grantee would have been entitled to subscribe had he exercised all the Options he has vested immediately prior to such adjustments; and

8.1.6        any issue of Shares or other securities of the Company for cash or other valuable consideration shall not be regarded as a circumstance requiring any such adjustments.

8.2           Following any Reorganisation, the Company shall, upon receipt of an Exercise Notice, inform the Grantee of the adjustment to be made to his Option in accordance with the certificate of the Auditors obtained by the Company for such purpose or, if no such certificate has been obtained, inform the Grantee accordingly and of his right to request the Auditors to issue such a certificate in accordance with clause 8.1.

8.3           The capacity of the Auditors in this clause is that of experts and not as arbitrators and their certification shall, in the absence of manifest error, be final and binding on the Company and the relevant Grantees.

9.             SHARE CAPITAL

The exercise of any Option shall be subject to the members of the Company in general meeting approving any necessary increase in the share capital of the Company and the allotment of Shares pursuant to such exercise.  Subject thereto, the Board shall make available sufficient authorised but unissued share capital of the Company to allot Shares on the exercise of any Option.

10.          DISPUTES

Any dispute arising in connection with this Scheme (whether as to the number of Shares the subject of an Option, the amount of the Exercise Price or otherwise) shall be referred to the decision of the CEO whose decision shall, in the absence of manifest error, be final and binding.

11.          ALTERATION OF THIS SCHEME

This Scheme may be amended by a resolution of the Committee provided that no such alteration shall operate so as adversely to affect the terms of issue of any Option granted or agreed to be granted prior to such alteration except with the consent or sanction of a majority in number of the holders of unexercised Options.

12.          TERMINATION

12.1         The Company may at any time by a resolution of the CEO terminate the operation of this Scheme and in such event no further Options will be offered but (subject as provided in clause 12.2) in all other respects the provisions of this Scheme shall remain in force; or

12.2         The Company may by a resolution of the Committee and written notice to all Grantees terminate and replace this Scheme with a new share option scheme (“Replacement Scheme”) in which case immediately prior to the grant of Options to a Grantee under the Replacement Scheme (on terms no less favourable to the Grantee as to the number of Shares under option, vesting and exercise price than those attaching to his existing Options) all Options (whether vested or unvested) granted to that Grantee, and all the other rights and obligations of the Grantee, under this Scheme shall automatically lapse.

13.          TAXATION

13.1         A Grantee shall be responsible for obtaining any governmental or other official consent that may be required in any jurisdiction in order to permit the grant or exercise of his Option.  The Company shall not be responsible for any failure by a Grantee to obtain any such consent or for any taxation, duty, social security payment or other liability to which a Grantee may become subject as a result of his participation in this Scheme.

13.2         To the greatest extent permitted by law, each Grantee shall pay to the Company on demand an amount equal to the full amount of any actual or future liability to any taxation, levy, duty, social security or other payment incurred by the Company or any other member of the Group arising out of the grant, subsistence or exercise of his Option.  Any such amount which has not been paid by the Grantee prior to the exercise of an Option shall be added to the Exercise Price.

14.          MISCELLANEOUS

14.1         This Scheme and the grant of any Option hereunder shall not form part of any contract of employment between any member of the Group and any Employee, and the rights and obligations of any Employee under the terms of his office or employment shall not be affected by his participation in this Scheme.

14.2         The Company shall bear the costs of establishing and administering this Scheme, including any costs of the Nominee(s) and Auditors in relation to the preparation of any certificate by them or providing any other service in relation to this Scheme.

14.3         Each holder of an Option which has not been exercised shall be entitled to receive copies of any notices or other documents sent by the Company to holders of Shares in relation to any proposal for an Exit, but not otherwise.

14.4         Any notice or other communication between the Company and a Grantee may be given by sending the same by prepaid post or by personal delivery to, in the case of the Company, its principal place of business in Hong Kong and, in the case of the Grantee, in person or at his address as notified to the Company from time to time.

14.5         Any notice or other communication if sent by the Grantee shall be irrevocable and shall not be effective until actually received by the Company.

14.6         Any notice or other communication if sent to the Grantee shall be deemed to be given or made:-

(a)     one day after the date of posting, if sent by mail; and

(b)     when delivered, if delivered by hand.

14.7         These Rules are written in both English and Chinese.  If there is any inconsistency between the English version and the Chinese version, the English version shall prevail.

QIHOO TECHNOLOGY COMPANY LIMITED

RULES OF the 2006 EMPLOYEE SHARE OPTION SCHEME